Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement, on Form S-1 of HV Bancorp, Inc., of our report dated March 22, 2013 relating to the consolidated financial statements of The Victory Bancorp which appears in such Registration Statement.

Pittsburgh, Pennsylvania

May 12, 2014